NL Industries, Inc.                      Contact:   Gregory M. Swalwell
Three Lincoln Centre                                Vice President, Finance and
5430 LBJ Freeway, Suite 1700                          Chief Financial Officer
Dallas, TX  75240-2697                              (972) 233-1700
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News Release
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FOR IMMEDIATE RELEASE

[LOGO GOES HERE]
                        NL REPORTS THIRD QUARTER RESULTS

DALLAS, TEXAS - November 6, 2006 - NL Industries, Inc. (NYSE:NL) today reported income from continuing operations of $3.1 million, or $.06 per diluted share, in the third quarter of 2006 compared to income of $2.8 million, or $.06 per diluted share, in the third quarter of 2005. For the first nine months of 2006, NL reported income from continuing operations of $12.7 million, or $.26 per diluted share, compared to income of $27.5 million, or $.57 per diluted share, in the first nine months of 2005.

Component products sales increased in the third quarter and first nine months of 2006 as compared to the same periods of 2005 due mainly to the net effects of sales volumes generated from the August 2005 and April 2006 acquisitions of two marine components businesses, higher sales volume of security products customers due to improved demand and lower sales volumes from furniture components products resulting from competition from lower-priced Asian manufacturers. In addition, component products sales were favorably impacted by fluctuations in foreign currency exchange rates, which increased sales by approximately $265,000 in the quarter and $1.0 million in the first nine months of the year compared to the same periods in 2005. Component products income from operations comparisons were favorably impacted by an improved product mix due to a decline in lower-margin furniture component sales and an increase in sales of higher-margin security and marine component products, as well as the favorable impact of a continuous focus on reducing costs across all product lines. In addition, component products income from operations comparisons were negatively impacted by fluctuations in foreign currency exchange rates, which decreased income from operations by approximately $226,000 in the quarter and $1.2 million in the year-to-date period.

Kronos' sales increased $39.5 million in the third quarter of 2006 compared to the third quarter of 2005, and increased $85.3 million in the first nine months of 2006 compared to the same period in 2005. Net sales increased in the third quarter of 2006 primarily due to higher TiO2 sales volumes and the favorable effect of fluctuations in foreign currency exchange rates, which increased sales by approximately $9 million, partially offset by lower average TiO2 selling prices. For the year-to-date period, net sales increased due to higher TiO2 sales volumes, partially offset by the unfavorable effect of fluctuations in foreign currency exchange rates, which decreased sales by approximately $11 million. Kronos' average TiO2 selling prices in the first nine months of 2006 approximated those of the first nine months of 2005. The table at the end of this release shows how each of these items impacted the overall increase in TiO2 sales.

The increase in Kronos' TiO2 sales volumes in 2006 was attributable primarily to higher sales volumes in the United States, Europe and in export markets, which were somewhat offset by lower sales volumes in Canada. Operating income comparisons were favorably impacted by higher TiO2 production volumes, which were 3% higher in both the third quarter and first nine months of 2006 as compared to the same periods in 2005. Kronos' TiO2 production facilities operated at near-full capacity in all periods. Both TiO2 sales and production volumes set records for Kronos in the first nine months of 2006. Kronos' income from operations comparison was negatively impacted by higher manufacturing costs, particularly raw materials and energy costs, and by fluctuations in foreign currency exchange rates, which decreased Kronos' income from operations by approximately $3 million for the quarter and $18 million for the year-to-date period.

Kronos recognized a $22.3 million pre-tax charge in the second quarter of 2006 related to the early redemption of its 8.875% Senior Secured Notes (NL's equity interest, net of tax benefit, was $3.4 million, or $.07 per diluted share, net of tax benefit). In April 2006 Kronos' wholly-owned subsidiary, Kronos International, Inc. ("KII") issued an aggregate principal amount of euro 400 million new 6.5% Senior Secured Notes due April 2013. KII used the proceeds from the issuance of the 6.5% Senior Secured Notes to redeem all of its 8.875% Senior Secured Notes in May 2006 at 104.437% of the aggregate principal amount of euro 375 million. In the second quarter of 2005, Kronos recognized a $5.4 million gain (NL's equity interest, net of income taxes, was $.8 million, or $.02 per diluted share) related to the sale of its passive interest in a Norwegian smelting operation.

In the first nine months of 2006, Kronos recognized an aggregate $9.2 million income tax benefit (NL's equity interest was $2.1 million after tax, or $.04 per diluted share) related to the net effects of the withdrawal of certain income tax assessments previously made by the Belgian and Norwegian tax authorities, favorable developments with respect to certain income tax issues in Belgium and Germany, the unfavorable resolution of certain other income tax issues in Germany, an increase in Kronos' income tax contingency reserve principally related to ongoing income tax audits in Germany and the enactment of a reduction in the Canadian federal income tax rate. In the first nine months of 2005, Kronos recognized a net provision for income taxes of $5.0 million (NL's equity interest was $1.2 million after tax, or $.02 per diluted share) related to the effect of developments of certain of its non-U.S. income tax audits.

Securities transactions gains in 2005 relate principally to a $14.7 million gain ($8.0 million, or $.17 per diluted share, net of income taxes) related to the Company's sale of shares of Kronos common stock in market transactions. Insurance recoveries in the first nine months of 2006 of $2.9 million ($1.9 million or $.04 per diluted share, net of tax) represent NL's recovery from certain former insurance carriers in settlement of claims related to certain environmental, indemnity and past litigation defense costs. NL had insurance recoveries in the first nine months of 2005 of $2.4 million ($1.6 million or $.03 per diluted share, net of tax).

Corporate expenses were higher in the third quarter and first nine months of 2006 as compared to the same periods of 2005 due to higher environmental and legal expenses.

The Company's provision for income taxes in the third quarter of 2005 includes a net $4.8 million provision for income taxes ($.10 per diluted share) related to the net effects of a change in CompX's permanent reinvestment conclusion regarding certain of its non-U.S. subsidiaries and favorable developments with respect to certain of the Company's income tax audits.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to:

o    Future supply and demand for the Company's products,
o The extent of the dependence of the Company's businesses on certain market sectors,
o    The cyclicality of certain of the Company's businesses,
o The impact of certain long-term contracts on certain of the Company's businesses,
o    Customer inventory levels,
o    Changes in raw material and other operating costs,
o    The possibility of labor disruptions,
o    General global economic and political conditions,
o    Competitive products and substitute products,
o Possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts,
o    Customer and competitor strategies,
o    The impact of pricing and production decisions,
o    Competitive technology positions,
o    The introduction of trade barriers,
o    Fluctuations in currency exchange rates,
o    Operating interruptions,
o    The timing and amount of insurance recoveries,
o    The ability of the Company to renew or refinance credit facilities,
o The extent to which the Company's subsidiaries were to become unable to pay dividends to the Company,
o    Uncertainties associated with new product development,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters,
o The ultimate ability to utilize income tax attributes, the benefit of which has been recognized under the "more-likely-than-not" recognition criteria,
o    Environmental matters,
o    Government laws and regulations and possible changes therein,
o    The  ultimate  resolution  of pending  litigation,  and
o    Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company's results of operations as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

o The Company discloses segment profit, which is used by the Company's management to assess the performance of its component products operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company's operations.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), chemicals (titanium dioxide pigments) and other businesses.

                               NL INDUSTRIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In millions, except earnings per share)
                                   (Unaudited)


                                                                  Three months ended         Nine months ended
                                                                     September 30,             September 30,
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------
                                                                   2005        2006          2005         2006
                                                               -----------------------------------------------------

Net sales                                                       $     47.1  $     48.8     $   139.7    $   146.0
Cost of sales                                                         36.1        35.9         107.9        109.2
                                                                ----------  ----------     ---------    ---------

   Gross margin                                                       11.0        12.9          31.8         36.8

Selling, general and administrative expense                            6.0         6.7          18.0         19.8
Other operating income (expense):
   General corporate expenses, net                                    (4.0)       (7.7)        (13.9)       (18.3)
   Insurance recoveries                                                1.2          .1           2.4          2.9
   Other, net                                                          -            .1            .2          -
                                                               -----------  -----------  -----------    ---------

     Income (loss) from operations                                     2.2        (1.3)          2.5          1.6

General corporate items:
   Interest and dividend income from affiliates                         .7          .5           1.9          1.4
   Other interest income                                                .8          .9           2.5          2.7
   Securities transactions gains, net                                  (.1)         .1          14.6           .1
   Interest expense                                                    (.1)        (.1)          (.3)         (.1)
                                                               -----------  -----------  -----------    ---------

                                                                       3.5          .1          21.2          5.7
Equity in earnings of Kronos Worldwide, Inc.                           2.8         4.1          22.4         14.4
                                                               -----------  -----------  -----------    ---------

     Income from continuing operations before
        income taxes and minority interest                             6.3         4.2          43.6         20.1

Provision for income taxes                                             5.4          -           16.5          4.4
Minority interest in after-tax earnings (losses)                      (1.9)        1.1           (.4)         3.0
                                                               -----------  -----------  -----------    ---------

     Income from continuing operations                                 2.8         3.1          27.5         12.7

Discontinued operations, net                                             -           -           (.3)         (.2)
                                                               -----------  -----------  -----------    ---------

     Net income                                                $       2.8  $      3.1   $      27.2   $     12.5
                                                               ===========  ===========  ===========   ==========

   Basic and diluted net income per share                      $       .06  $      .06   $       .56   $      .26
                                                               ===========  ===========  ===========   ==========

Weighted-average shares used in the
  calculation of earnings per share:
   Basic shares                                                       48.6        48.6          48.5         48.6
   Dilutive impact of stock options                                      -         -              .1           -
                                                               -----------  -----------  -----------    ---------
   Diluted shares                                              $      48.6  $     48.6   $      48.6   $     48.6
                                                               ===========  ===========  ===========   ==========

                               NL INDUSTRIES, INC.
                       RECONCILIATION OF SEGMENT PROFIT TO
                             INCOME FROM OPERATIONS
                                   (Unaudited)


                                                                 Three months ended        Nine months ended
                                                                    September 30,            September 30,
                                                              --------------------------------------------------
                                                              --------------------------------------------------
                                                                  2005         2006        2005        2006
                                                              --------------------------------------------------
                                                              --------------------------------------------------

   Segment profit - component products                         $     4.8     $     6.2    $   13.6    $   16.8
   Insurance recoveries                                              1.2            .1         2.4         2.9
   Corporate expense                                                (4.0)         (7.7)      (13.9)      (18.3)
   Other, net                                                         .2            .1          .4          .2
                                                               ---------     ---------   ---------   ---------

       Income from operations                                  $     2.2     $    (1.3)  $     2.5   $     1.6
                                                               =========     =========   =========   =========



                               NL INDUSTRIES, INC.
                          CHANGE IN KRONOS' TiO2 SALES
                                   (Unaudited)



                                                                  Three months ended           Nine months ended
                                                                     September 30,               September 30,
                                                                    2006 vs. 2005                2006 vs. 2005
                                                                   ----------------            ----------------
Percentage change in sales:
    TiO2 product pricing                                                     (1)%                         -
    TiO2 sales volume                                                        11 %                        11 %
    TiO2 product mix                                                          1 %                         -
    Changes in foreign currency exchange rates                                3 %                        (1)%
                                                                            -----                       -----

          Total                                                              14 %                        10 %
                                                                            =====                       =====